UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2012

DORAL FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-31579	66-0312162
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: 787-474-6700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective on September 20, 2012, the Board of Directors of Doral Financial Corporation (the “Company”) appointed Nancy Reinhard as the Principal Accounting Officer of the Company. Ms. Reinhard, who is 46 years of age, is also a Senior Vice President of the Company.

Ms. Reinhard will report directly to Robert Wahlman, who is the Chief Financial and Investment Officer of the Company. Also, effective on September 20, 2012 and given Ms. Reinhard’s appointment, Mr. Wahlman will no longer continue to serve as the Chief Accounting Officer of the Company.

Ms. Reinhard initially joined the Company in July 2012. Prior to joining the Company, Ms. Reinhard served as the Chief Accounting Officer of ING Bank, FSB from 2010 to June 2012 and was the Controller of ING Bank, FSB from 2007 to 2010. During 2007 Ms. Reinhard was Global Controller of the Equipment Services group of General Electric, and during 2006 and 2007 she was Controller of the Trailer Fleet Services and Modular Space group of General Electric. Ms. Reinhard served in various positions from 1995 to 2006 with Bank of America, N.A. (formerly MBNA America Bank, NA) including Financial Reporting Manager (2004 to 2006), Chief Accounting Officer of MBNA Spain (2002 to 2004), Regulatory Reporting Manager (2002) and SEC Reporting Manager (1996 to 2002). Ms. Reinhard is a certified public accountant and an attorney. Ms. Reinhard graduated with a BA in Biology from the University of Delaware, obtained an MBA from Widener University and a JD from Widener University School of Law.

There are no related party transactions between the Company and Ms. Reinhard. There were no arrangements or understandings between Ms. Reinhard and any other person pursuant to which she was appointed as Senior Vice President and Principal Accounting Officer of the Company. Ms. Reinhard is not related to any director or executive officer of the Company by blood, marriage or adoption. Ms. Reinhard has not entered into an employment contract or agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: September 24, 2012	By:	/s/ Enrique R. Ubarri

Name:	Enrique R. Ubarri
Title:	Executive Vice President and General Counsel